UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 12, 2016 (May 12, 2016)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center; Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On May 12, 2016, Penn Virginia Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 (“Chapter 11”) of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), under the caption In re Penn Virginia Corporation, et al. Case No. 16-32395. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

A copy of the press release announcing the Bankruptcy Filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.03 above constituted an event of default with respect to the following debt instruments (the “Debt Documents”):

•	Senior Indenture, dated as of June 15, 2009, as amended, restated, modified, supplemented, or replaced from time to time, among Penn Virginia Corporation, as issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee, with respect to (a) $300,000,000 in aggregate principal amount of 7.250% Senior Notes due 2019; and (b) $775,000,000 in aggregate principal amount of 8.500% Senior Notes due 2020; and

•	Credit Agreement, dated as of September 28, 2012, as amended, restated, modified, supplemented or replaced from time to time, by and among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, each of the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, with respect to approximately $112.6 million principal amount, together with accrued and unpaid interest outstanding.

The Debt Documents provide that as a result of the Bankruptcy Filing the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are stayed as a result of the Bankruptcy Filing and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 7.01	Regulation FD Disclosure.

Pursuant to certain confidentiality agreements, the Company provided certain non-public information to certain holders of the Debtors’ $1,075,000,000 in outstanding senior unsecured notes (the “Disclosure Information”). The Disclosure Information is included in Exhibit 99.2 hereto. The Company is making the disclosures herein in accordance with the terms of the confidentiality agreements and Regulation FD.

The financial projections or forecasts included in the Disclosure Information (the “projections”) were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “Commission”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s Chapter 11 process or its future performance compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.2 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein, and in the Exhibits hereto, that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	the ability of the Company to continue as a going concern, to meet financial obligations during the Chapter 11 process and to maintain contracts that are critical to the Company’s operations;

•	the ability of the Company and certain of its creditors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 process, including with respect to claims of senior noteholders, trade creditors and equity holders, among others, thereunder;

•	the Bankruptcy Court’s rulings in the Chapter 11 case and the outcome of the Chapter 11 process in general;

•	the length of time that certain of the Company’s creditors will operate under the Chapter 11 case;

•	risks associated with third party motions in the Chapter 11 case, which may interfere with the the Company’s creditors’ ability to develop and consummate one or more plans of reorganization once such plans are developed;

•	the effect of the Chapter 11 filings on the Company’s relationships with third parties, regulatory authorities and employees;

•	the potential adverse effects of the Chapter 11 process on the Company’s liquidity, results of operations, or business prospects, the Company’s ability to execute its business and a potential restructuring plan;

•	increased administrative and legal costs related to the Chapter 11 process and other litigation and the inherent risks involved in a bankruptcy process;

•	the sufficiency of the liquidity purported to be made available by the Company’s third party loans and receivables financing approved in connection with the Chapter 11 process; and

•	other factors set forth in our periodic filings with the Commission, including the risks set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on March 15, 2016.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

The Company cautions that the trading in its securities during the pendency of Chapter 11 proceedings is highly speculative and poses substantial risks. If a plan of reorganization is approved through the Chapter 11 process, it is likely that Company’s existing common stock will be extinguished, and existing equity holders will likely not receive consideration in respect of their existing equity interests. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any forward-looking statements made by the Company in this Current Report

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 12, 2016.

99.2	Disclosure Information provided in connection with discussions with certain of the Company’s creditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn Virginia Corporation
(Registrant)

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: May 12, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 12, 2016.

99.2	Disclosure Information provided in connection with discussions with certain of the Company’s creditors.